UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22801 St Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices, with zip code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, without par value	LECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 28, 2021, Lincoln Electric Holdings, Inc. (the “Company”) issued a press release announcing that it acquired Overstreet-Hughes Company, Inc. (“Fabricated Tube Products,” “FTP”) and Shoals Tubular, Inc. (“Shoals”).

FTP and Shoals manufacture copper and aluminum headers, distributor assemblies and manifolds in the United States and Mexico for the HVAC sector and have combined annual sales of approximately $50 million. The addition of FTP and Shoals further differentiates The Harris Products Group’s competitive position serving HVAC OEMs with a comprehensive portfolio of solutions for the fabrication of HVAC coils, and the acquisition accelerates their growth in this attractive market.

A copy of the press release issued by the Company on July 28, 2021 is attached hereto as Exhibit 99.1. The press release is also available on the Company’s website at www.lincolnelectric.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated July 28, 2021 announcing the Company’s acquisition of FTP and Shoals.

104	The cover page of Lincoln Electric Holdings, Inc.’s Form 8-K is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: July 28, 2021	By:	/s/ Jennifer I. Ansberry
Jennifer I. Ansberry, Executive Vice President, General Counsel & Secretary